Exhibit 99.1

PRESS RELEASE

May 3, 2024

Adient reports strong Q2 financial results; provides update to FY24 outlook

- Q2 GAAP net income and EPS diluted of $(70)M and $(0.77), respectively -- impacted by restructuring charges taken within the quarter; Q2 Adj.-EPS diluted of $0.54
- Q2 Adj.-EBITDA of $227M, up $12M y-o-y, with Adj.-EBITDA margin of 6.1 %, a 60 bps improvement vs. prior
- Gross debt and net debt totaled ~$2.5B and ~$1.6B, respectively, at March 31, 2024; cash and cash equivalents of $905M at March 31, 2024
- The company executed $50M of share repurchases, retiring ~1.5M shares in the quarter; year to date share repurchases total $150M and ~4.5M shares
- The company provided an update to its FY24 outlook, recognizing slow ramp of launches, adverse customer mix and softer electric vehicle production in the Americas and EMEA

Q2 FY2024 FINANCIAL RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME/(LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	**$3,750M**	**$8M**	**$(70)M**	**$(0.77)**
vs. Q2 23	(4) %	NM	NM	NM
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	**$147M**	**$227M**	**$49M**	**$0.54**
vs. Q2 23	10 %	6 %	58 %	69 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

NM - Not a meaningful comparison

"The company's laser focus on execution through a period of significant launch activity drove improved year-over-year earnings. We will continue to diligently take actions within our control to drive performance."

— Jerome Dorlack, President and Chief Executive Officer

DAY-TO-DAY OPERATIONAL EXCELLENCE DRIVES BUSINESS PERFORMANCE

Adient's focus on operational execution enabled the company to achieve its eighth consecutive quarter of y-o-y improvement in earnings, despite a y-o-y decrease in revenue (driven by a challenging launch cadence and softer EV volumes). In Q2FY24, Adient's Adj.-EBITDA totaled $227M, up $12M compared to the prior year (Adj.-EBITDA margin of 6.1 %, up 60 bps compared to Q2FY23), driven by improved material margin, freight efficiencies and lower engineering and administrative spend. The strong financial performance resulted from laser focus on execution. Adient expects to deliver improved year-over-year margins through continued improvement in business performance.

SUCCESSFULLY NAVIGATING LAUNCH CADENCE AND COMPLEXITY

In FY24, Adient expects to launch a significant number of programs, representing more than $5B in annualized revenue to the company. Adient programs moving through the launch curve in Q2FY24 alone represented nearly $2B in annualized sales. These launches impact all regions and include JIT, foam, trim and metals business. The company continues to maintain process discipline around launch, executing at a best-in-class level and delivering high quality seat systems on time to customers. Customers have recognized Adient's strong execution through numerous awards, including GM's Overdrive and Supplier of the Year awards and Toyota Supplier of the Year in the South America region, among others.

CONTINUING TO RETURN CAPITAL TO SHAREHOLDERS

ADIENT

Adient's cash and cash equivalents at Mar. 31, 2024 totaled $905M. The company's strong cash position and expectations for additional cash generation underpinned its commitment to driving shareholder value. During Q2FY24, the company repurchased ~1.5M shares, using $50M of cash. All repurchased shares were retired. Year to date, the company has deployed $150M towards share repurchases. The current share repurchase authorization has $385M remaining with no expiration date.

DRIVING GREATER EFFICIENCY IN EUROPE

The company recently announced certain restructuring plans in the EMEA region to drive operating, administrative and engineering efficiencies. These plans are being implemented in response to structural changes forecast in the production environment, driven by lower export volumes, increased imports from Asia and potential customer insourcing. As a result of these structural influences, the company is taking proactive actions to align our European operations to this reduced production volume environment. The company announced ~$125M in restructuring charges in Q2FY24. Restructuring actions associated with these specific plans will primarily occur in fiscal years 2025 and 2026 and are expected to be substantially complete by fiscal year 2027. When fully complete, Adient anticipates ~$60 million in reduced annual operating cost from this activity, of which ~80 % will result in net savings. The benefits of these actions are anticipated to be realized in full by FY2027.

> *"Decisive and proactive restructuring actions announced in Europe are designed to support better margin performance in the region and consequently are a step in helping us achieve overall margin expansion."*
>
> *— Mark A. Oswald, Executive Vice President and Chief Financial Officer*

SEGMENT RESULTS (ADJUSTED EBITDA*)

Americas		EMEA		Asia	
Q2 24	Q2 23	Q2 24	Q2 23	Q2 24	Q2 23
$80M	$72M	$57M	$53M	$112M	$113M

Americas: For the quarter, the y-o-y improvement was driven by business performance and net commodity tailwinds. Partially offsetting the benefits were volume and mix headwinds (slow ramp of key customer launches) and the negative impact of transactional FX (peso).

EMEA: For the quarter, the y-o-y improvement was driven by net commodity benefits and business performance. Partially offsetting the benefits were volume and mix headwinds driven by unfavorable customer mix.

Asia: For the quarter, the flat y-o-y results were driven by improved business performance and higher equity income resulting from improved sales within the company's joint ventures. Offsetting these benefits were unfavorable volume and mix and FX headwinds.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

CASH FLOW & BALANCE SHEET

	YTD 24*	YTD 23*
OPERATING CASH FLOW	$122M	$170M
CAPITAL EXPENDITURES	$(124)M	$(117)M
FREE CASH FLOW	$(2)M	$53M

	03/31/24	09/30/23
CASH & CASH EQUIVALENTS	$905M	$1,110M
TOTAL DEBT	$2,535M	$2,535M
NET DEBT	$1,630M	$1,425M

*Free Cash Flow Q2FY24 of $12M, Q2FY23 of $70M
For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

Q2 KEY OPERATING METRICS

		Q2 24	Q2 23	
SALES	CONSOLIDATED	$3,750M	$3,912M	Q2FY24 revenues driven primarily by lower volumes as key launches moved slowly through the ramp phase and FX headwinds.
SALES	UNCONSOLIDATED	$901M	$818M	Y-O-Y revenues benefited from higher production volumes at unconsolidated joint ventures and deconsolidation of certain facilities.
	EQUITY INCOME	$18M	$4M	Q2FY24 equity income was higher, resulting from improved volumes at unconsolidated joint ventures and deconsolidation of certain facilities.
	*as adjusted**	*$19M*	*$12M*	
	INTEREST EXPENSE	$47M	$59M	In line with internal expectations given Adient's debt and cash position.
	*as adjusted**	*$46M*	*$48M*	
	INCOME TAX EXPENSE	$8M	$25M	GAAP tax expense reduction driven by tax benefits due to audit closures. Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions.
	*as adjusted**	*$28M*	*$27M*	

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

LOOKING FORWARD — FY2024 OUTLOOK

Consolidated sales	**~$14.8B - $14.9B** *Prior: ~$15.4B-$15.5B*	**Interest expense**	**~$185M** **Memo: cash interest ~$195M** *No change from prior*
Adj.-EBITDA	**~$900M - $920M** *Prior: ~$985M*	**Cash tax**	**~$105M** *No change from prior*
Equity income (included in Adj.-EBITDA)	**~$80M** *Prior: ~$70M*	**Capital expenditures**	**~$310M** *No change from prior*
		Free cash flow	**~$250M** *Prior: ~$300M*

FY2024 guidance updated to reflect Adient's YTD results through March 31, 2024 and current market conditions (including revised expectations for production, reflecting slower launch ramps, adverse customer mix and softer electric vehicle production). Adient continues to expect to generate strong free cash flow, underpinning its commitment to enhancing shareholder value.

Reconciliations of non-GAAP measures related to FY2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Creating a sustainable future together

Adient progresses on its sustainability journey

Diversity Equity Inclusion

ADIENT NAMED ALL-TIME TOP CORPORATION BY WBENC

A global leader in automotive seating
ADIENT
ADIENT
adient.com

The Women's Business Enterprise National Council (WBENC) recently named Adient an "All-Time Top Corporation." WBENC is a leading nonprofit organization dedicated to helping women-owned businesses thrive.

"At Adient, we're committed to fostering a supply chain that embraces diversity and inclusivity and prioritizes support for our customers who serve diverse consumer bases," said Sherry Diccion, Adient's director of supplier diversity.

Diccion and Danielle Page, Adient's supplier diversity manager, attended WBENC's annual conference where they received the recognition. Adient is a corporate WBENC member and has been named a WBENC "Top Corporation for Women's Business Enterprises" six times.

ADIENT LAUNCHES GLOBAL WATER INITIATIVE

In February, Adient's Environment, Health & Safety (EHS) and Continuous Improvement (CI) teams kicked off a new Global Water Initiative. The teams aim to improve water usage efficiency at Adient sites around the globe.

"The Global Water Initiative demonstrates the exponential power of our Adient teams working toward a common goal," Adient Vice President of Global Sustainability Stephanie Marianos said.

The Global Water Initiative is the next step in Adient's sustainability journey at the plant level, though it's not the first coordinated sustainability project multiple plants have undertaken. In 2022, Adient introduced the Energy Review Initiative to plants in the North America region, and last year, kicked off the Air Leak Detection Initiative.

For more on what we do every day to make a difference, read our 2023 Sustainability Report.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

INVESTOR CONTACT

Michael Heifler
Vice President, Investor Relations and Strategy
+1 734 254 3374
michael.heifler@adient.com

MEDIA CONTACT

Mary Kay Dodero
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the effects of local and national economic, credit and capital market conditions (including the persistence of high interest rates and volatile currency exchange rates) on the global economy, work stoppages, including due to strikes, supply chain disruptions and similar events, wage inflationary pressures due to labor shortages and new labor negotiations, volatile energy markets, Adient's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles), geopolitical uncertainties such as the Ukraine and Middle East conflicts and the impact on the regional and global economies and additional pressure on supply chain and vehicle production, the ability of Adient to execute its restructuring plans and achieve the desired benefit, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements and, terms of future financing, the impact of global tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, and the ability of Adient to achieve its ESG-related goals, cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2023 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 17, 2023, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Net sales	$3,750	$3,912
Cost of sales	3,520	3,662
Gross profit	230	250
Selling, general and administrative expenses	115	141
Restructuring and impairment costs	125	17
Equity income	18	4
Earnings before interest and income taxes	8	96
Net financing charges	47	59
Other pension expense	2	2
Income (loss) before income taxes	(41)	35
Income tax expense (benefit)	8	25
Net income (loss)	(49)	10
Income (loss) attributable to noncontrolling interests	21	25
Net income (loss) attributable to Adient	$(70)	$(15)

Diluted earnings (loss) per share	$(0.77)	$(0.16)

Shares outstanding at period end	89.8	94.7
Diluted weighted average shares	90.5	95.3

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	March 31,	September 30,
(in millions)	2024	2023
Assets
Cash and cash equivalents	$905	$1,110
Accounts receivable - net	1,896	1,874
Inventories	791	841
Other current assets	533	491
Current assets	4,125	4,316

Property, plant and equipment - net	1,371	1,382
Goodwill	2,099	2,094
Other intangible assets - net	382	408
Investments in partially-owned affiliates	330	303
Assets held for sale	8	7
Other noncurrent assets	963	914
Total assets	$9,278	$9,424

Liabilities and Shareholders' Equity
Short-term debt	$134	$134
Accounts payable and accrued expenses	2,856	2,926
Other current liabilities	668	678
Current liabilities	3,658	3,738

Long-term debt	2,401	2,401
Other noncurrent liabilities	759	682
Redeemable noncontrolling interests	58	57
Shareholders' equity attributable to Adient	2,075	2,228
Noncontrolling interests	327	318
Total liabilities and shareholders' equity	$9,278	$9,424

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions)	2024	2023
Operating Activities
Net income (loss) attributable to Adient	$(70)	$(15)
Income attributable to noncontrolling interests	21	25
Net income (loss)	(49)	10
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	70	71
Amortization of intangibles	12	13
Pension and postretirement benefit expense (benefit)	3	4
Pension and postretirement contributions, net	(6)	(6)
Equity in earnings of partially-owned affiliates, net of dividends received	(14)	(10)
Impairment of interests in nonconsolidated partially-owned affiliates	—	7
Premium paid on repurchase of debt	—	7
Deferred income taxes	(1)	(3)
Equity-based compensation	10	10
Other	2	5
Changes in assets and liabilities:
Receivables	(267)	(265)
Inventories	27	59
Other assets	22	(24)
Accounts payable and accrued liabilities	292	249
Accrued income taxes	(20)	(1)
Cash provided (used) by operating activities	81	126
Investing Activities
Capital expenditures	(69)	(56)
Business acquisitions	—	(5)
Cash provided (used) by investing activities	(69)	(61)
Financing Activities
Increase (decrease) in short-term debt	(7)	(2)
Increase (decrease) in long-term debt	—	1,000
Repayment of long-term debt	(1)	(1,102)
Debt financing costs	(5)	(16)
Share repurchases	(50)	(28)
Dividends paid to noncontrolling interests	(3)	(2)
Share based compensation and other	—	1
Cash provided (used) by financing activities	(66)	(149)
Effect of exchange rate changes on cash and cash equivalents	(31)	9
Increase (decrease) in cash and cash equivalents	$(85)	$(75)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, the Middle East and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items. Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

(in millions)	Three months ended March 31, 2024
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,660	$1,370	$742	$(22)	$3,750
Adjusted EBITDA	$80	$57	$112	$(22)	$227
Adjusted EBITDA margin	4.8%	4.2%	15.1%	N/A	6.1%

	Three months ended March 31, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,761	$1,401	$774	$(24)	$3,912
Adjusted EBITDA	$72	$53	$113	$(23)	$215
Adjusted EBITDA margin	4.1%	3.8%	14.6%	N/A	5.5%

Appendix

The following is a reconciliation of Adient's reportable segments' adjusted EBITDA to income before income taxes:

	Three Months Ended March 31,
(in millions)	2024	2023
Adjusted EBITDA
Americas	$80	$72
EMEA	57	53
Asia	112	113
Subtotal	249	238
Corporate-related costs (1)	(22)	(23)
Restructuring and impairment costs (2)	(125)	(17)
Purchase accounting amortization (3)	(13)	(14)
Restructuring related activities (4)	(2)	—
Impairment of interests in nonconsolidated partially-owned affiliates (6)	—	(7)
Equity based compensation	(10)	(10)
Depreciation	(70)	(71)
Other items (5)	1	—
Earnings before interest and income taxes	$8	$96
Net financing charges	(47)	(59)
Other pension income (expense)	(2)	(2)
Income (loss) before income taxes	$(41)	$35

Refer to the Footnote Addendum for footnote explanations.

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share:

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Income available to shareholders
Net income (loss) attributable to Adient	$(70)	$(15)

Weighted average shares outstanding
Basic weighted average shares outstanding	90.5	95.3
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	—	—
Diluted weighted average shares outstanding	90.5	95.3

Earnings (loss) per share:
Basic	$(0.77)	$(0.16)
Diluted	$(0.77)	$(0.16)

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings (loss) per share, which for the three months ended March 31, 2024 and 2023 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow, Net debt, and Net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented in the corresponding tables that follow the definitions below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Table

(a)	Adjusted EBIT is defined as income (loss) before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
(b)	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and equity based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales.
(c)	Adjusted net income attributable to Adient is defined as net income (loss) attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
(d)	Adjusted income tax expense is defined as income tax expense (benefit) adjusted for the tax effect of the adjustments to income (loss) before income taxes and other discrete tax changes/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income (loss) before income taxes.
(e)	Adjusted diluted earnings per share is defined as adjusted net income attributable to Adient divided by diluted weighted average shares.
(f)	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or non-recurring items impacting equity income.
(g)	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
(h)	Free cash flow is defined as cash provided by operating activities less capital expenditures.
(i)	Net debt is calculated as total debt (short-term and long-term) less cash and cash equivalents.
(j)	Net leverage ratio is calculated as net debt divided by adjusted EBITDA for the last four quarters.

Appendix

Reconciliations of non-GAAP measures to their closest US GAAP equivalent:

(a) & (b) Adjusted EBIT and Adjusted EBITDA

The following table reconciles net income (loss) to EBIT, adjusted EBIT and adjusted EBITDA:

	Three Months Ended March 31,
(in millions)	2024	2023
Net income (loss)	$(49)	$10
Net financing charges	47	59
Other pension expense	2	2
Income tax expense (benefit)	8	25
Earnings before interest and income taxes (EBIT)	$8	$96
EBIT adjustments:
Restructuring charges (2)	125	17
Purchase accounting amortization (3)	13	14
Restructuring related activities (4)	2	—
Impairment of interests in nonconsolidated partially-owned affiliates (6)	—	7
Transaction costs	—	1
Brazil indirect tax recoveries	(1)	(1)
EBIT adjustments total	139	38
Adjusted EBIT	$147	$134
EBITDA adjustments:
Depreciation	70	71
Equity based compensation	10	10
Adjusted EBITDA	$227	$215

Net sales	$3,750	$3,912
Net income (loss) as % of net sales	(1.3)%	0.3%
EBIT as % of net sales	0.2%	2.5%
Adjusted EBIT as % of net sales	3.9%	3.4%
Adjusted EBITDA as % of net sales	6.1%	5.5%

Refer to the Footnote Addendum for footnote explanations.

Appendix

(c) Adjusted net income attributable to Adient

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

	Three Months Ended March 31,
(in millions)	2024	2023
Net income (loss) attributable to Adient	$(70)	$(15)
Net income adjustments:
EBIT adjustments total - see table (a) & (b)	139	38
Tax impact of EBIT adjustments and other tax items - see table (d)	(20)	(2)
Fees paid on Term Loan B modifications	1	—
Premium paid on repurchase of debt	—	7
Write off of deferred financing costs upon repurchase of debt	—	4
Impact of adjustments on noncontrolling interests (7)	(1)	(1)
Net income adjustments total	119	46
Adjusted net income attributable to Adient	$49	$31

Refer to the Footnote Addendum for footnote explanations.

(d) Adjusted income tax expense and effective tax rate

The following table reconciles income (loss) before income taxes to adjusted income before income taxes, reconciles income tax expense (benefit) to adjusted income tax expense (benefit) and presents the related effective tax rate and adjusted effective tax rate:

	Three months ended March 31,
	2024			2023
(in millions, except effective tax rate)	Income (loss) before income taxes	Income tax expense (benefit)	Effective tax rate	Income (loss) before income taxes	Income tax expense (benefit)	Effective tax rate
As reported	$(41)	$8	(19.5)%	$35	$25	71.4%
Adjustments
EBIT adjustments - see table (a) & (b)	139	3	2.2%	38	1	2.6%
Tax audit closures and statute expirations	—	14	nm	—	1	nm
Net financing charges	1	—	—%	11	—	—%
FX remeasurements of tax balances	—	3	nm	—	2	nm
Other	—	—	nm	—	(2)	nm
Subtotal of adjustments	140	20	14.3%	49	2	4.1%
As adjusted	$99	$28	28.3%	$84	$27	32.1%

Appendix

(e) Adjusted diluted earnings per share

The following table shows the calculation of diluted earnings per share on an adjusted basis:

	Three Months Ended March 31,
(in millions, except per share data)	2024	2023
Numerator:
Adjusted net income attributable to Adient - see table (c)	$49	$31

Denominator:
Basic weighted average shares outstanding	90.5	95.3
Effect of dilutive securities:
Unvested restricted stock and unvested performance share awards	0.7	0.8
Diluted weighted average shares outstanding	91.2	96.1

Adjusted diluted earnings per share	$0.54	$0.32

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share (see table (c) for corresponding dollar amounts):

	Three Months Ended March 31,
	2024	2023
Diluted earnings (loss) per share as reported	$(0.77)	$(0.16)
EBIT adjustments total	1.53	0.40
Tax impact of EBIT adjustments and other tax items	(0.22)	(0.02)
Fees paid on Term Loan B modifications	0.01	—
Premium paid on repurchase of debt	—	0.07
Write off of deferred financing costs upon repurchase of debt	—	0.04
Impact of adjustments on noncontrolling interests	(0.01)	(0.01)
Adjusted diluted earnings per share	$0.54	$0.32

(f) Adjusted equity income

The following table reconciles equity income to adjusted equity income:

	Three Months Ended March 31,
(in millions)	2024	2023
Equity income	$18	$4
Equity income adjustments:
Impairment of interests in nonconsolidated partially owned affiliates	—	7
Purchase accounting amortization	1	1
Equity income adjustments total	1	8
Adjusted equity income	$19	$12

Appendix

(g) Adjusted interest expense

The following table reconciles net financing charges to adjusted net financing charges:

	Three Months Ended March 31,
(in millions)	2024	2023
Net financing charges	$47	$59
Interest expense adjustments:
Premium paid on repurchase of debt	—	(7)
Write off of deferred financing costs upon repurchase of debt	—	(4)
Fees paid on Term Loan B modifications	(1)	—
Interest expense adjustments total	(1)	(11)
Adjusted net financing charges	$46	$48

(h) Free cash flow

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2024	2023	2024	2023
Operating cash flow	$81	$126	$122	$170
Capital expenditures	(69)	(56)	(124)	(117)
Free cash flow	$12	$70	$(2)	$53

The following table reconciles adjusted EBITDA to free cash flow:

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$227	$215	$443	$427
Adjusted equity income	(19)	(12)	(44)	(39)
Dividend	5	1	21	13
Restructuring (cash)	(11)	(10)	(21)	(40)
Net customer tooling	19	(23)	2	(37)
Trade working capital (Net AR/AP + Inventory)	(76)	(14)	35	32
Accrued compensation	14	38	(50)	10
Interest paid	(37)	(64)	(97)	(88)
Tax refund/taxes paid	(28)	(29)	(52)	(49)
Non-income related taxes (VAT)	7	27	(21)	8
Commercial settlements	(24)	45	(8)	28
Capitalized engineering	6	(9)	(11)	(34)
Prepaids	(2)	(1)	(21)	(25)
Other	—	(38)	(54)	(36)
Operating cash flow	81	126	122	170
Capital expenditures	(69)	(56)	(124)	(117)
Free cash flow	$12	$70	$(2)	$53

Appendix

(i) & (j) Net debt and net leverage ratio

The following table presents calculations of net debt and net leverage ratio:

	March 31,	September 30,
(in millions)	2024	2023
Numerator:
Short-term debt	$—	$2
Current portion of long-term debt	134	132
Long-term debt	2,401	2,401
Total debt	2,535	2,535
Less: cash and cash equivalents	(905)	(1,110)
Net debt	$1,630	$1,425

Denominator:
Adjusted EBITDA - last four quarters
Q1 2023	na	212
Q2 2023	na	215
Q3 2023	276	276
Q4 2023	235	235
Q1 2024	216	na
Q2 2024 - see table (a) & (b)	227	na
Last four quarters	$954	$938

Net leverage ratio	1.71	1.52

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects restructuring charges for costs that are probable and reasonably estimable and one-time asset impairments related to restructuring activities.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects restructuring-related charges for costs that are recorded as incurred or as earned and other non-recurring impacts that are directly attributable to restructuring activities.

(5) Other items include:

	Three Months Ended March 31,
(in millions)	2024	2023
Transaction costs	$—	$(1)
Brazil indirect tax recoveries	1	1
	$1	$—

(6) The three months ended March 31, 2023 reflects $4 million and $3 million of non-recurring impairment to certain of Adient's investments in nonconsolidated partially-owned affiliates in Asia and EMEA, respectively.

(7) Reflects the impact of adjustments, primarily purchase accounting amortization on noncontrolling interests.